UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
April 18, 2017
Date of Report (Date of earliest event reported)

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FCB FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-36586	27-0775699
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
2500 Weston Road, Suite 300
Weston, Florida 33331
(Address of principal executive offices)
(954) 984-3313
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02 Results of Operations and Financial Condition
On April 20, 2017, FCB Financial Holdings, Inc. issued a press release announcing its results of operations for the fiscal quarter ending March 31, 2017. The press release is furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2017,  Florida Community Bank, National Association (the “Bank”), a wholly-owned subsidiary of FCB Financial Holdings, Inc., (the “Company”) entered into an amendment (the “Amendment”), to the Employment Agreement, made as of May 1, 2014, between the Bank and James E. Baiter, its Executive Vice President and Chief Credit Officer (the “Employment Agreement”).
Pursuant to the Amendment, Mr. Baiter’s term of employment was extended to April 30, 2019, subject to earlier termination in accordance with the terms of the Employment Agreement, as amended. The Amendment also included a clarifying change regarding the eligibility of Mr. Baiter to participate in the benefits and programs provided by the Company to executives.
The foregoing description of the term of the Amendment is qualified in their entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.35, and which is incorporated into this Item 5.02 by reference.

Item 8.01 Other Events.

On March 14, 2017 and March 15, 2017, each of Kent Ellert, President, Chief Executive Officer and Director, Vincent Tese, Executive Chairman and Director, Les Lieberman, Executive Vice Chairman and Director, Stuart Oran, Secretary and Director, and Directors Alan Bernikow, William Mack and Frederic Salerno, of FCB Financial Holdings, Inc. (the “Company”), established pre-arranged stock trading plans to sell a limited amount of shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), for personal financial management and planning purposes, designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s trading policies regarding stock transactions by directors, executive officers and other employees (collectively, the “Rule 10b5-1 Plans”).

Under Rule 10b5-1, officers, directors and other individuals who are not in possession of material non-public information may adopt a pre-arranged plan or contract for transactions in company securities under specified conditions and at specified times. Using these 10b5-1 plans, individuals may, among other things, diversify their investment portfolios for financial planning purposes, plan for charitable giving, spread stock trades over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information. In accordance with Rule 10b5-1, Messrs. Ellert, Tese, Lieberman, Oran, Bernikow, Mack and Salerno will not have discretion over the transactions under their respective Rule 10b5-1 Plans.

Each of Messrs. Ellert’s, Tese’s and Lieberman’s Rule 10b5-1 Plan allows for the sale of a maximum of 200,000 shares of Common Stock, each of Messrs. Oran’s and Salerno’s Rule 10b5-1 Plan allows for the sale of a maximum of 30,000 shares of Common Stock and each of Messrs. Bernikow’s and Mack’s Rule 10b5-1 Plan allows for the sale of a maximum of 50,000 shares of Common Stock, in each case to be acquired through the exercise of outstanding Company stock options. Transactions under the Rule 10b5-1 Plans may occur on the open market at prevailing market prices or subject to minimum price thresholds specified in the respective Rule 10b5-1 Plan. Each of the Rule 10b5-1 Plans provides for transactions to occur during specified periods between April 2017 and December 2017, depending on the terms of the specific Rule 10b5-1 Plan. Messrs. Ellert, Tese, Lieberman, Oran, Bernikow, Mack and Salerno continue to be subject to the Company’s executive and non-employee director stock ownership guidelines, as applicable, and continue to retain the great majority of the shares of Common Stock beneficially owned by them.

Transactions effected under the Rule 10b5-1 Plans from time to time will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modification or termination of any trading plan, whether or not the plan was publicly announced, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

10.35 Amendment to Employment Agreement, dated as of May 1, 2014, between the Florida Community Bank, National Association and James E. Baiter.

99.1 Press Release of FCB Financial Holdings, Inc. issued April 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCB FINACIAL HOLDINGS, INC.

Date:	April 20, 2017	/s/ Jennifer L. Simons
Jennifer L. Simons
Senior Vice President and Chief Financial Officer